BEIJING BRUSSELS CENTURY CITY HONG KONG JAKARTA† LONDON LOS ANGELES NEW YORK 610 Newport Center Drive, 17th Floor Newport Beach, California 92660-6429 telephone (949) 823-6900 facsimile (949) 823-6994 www.omm.com SAN FRANCISCO SEOUL SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C. October 9, 2015 Pacific Mercantile Bancorp 949 South Coast Drive Costa Mesa, California 92626 Re: Pacific Mercantile Bancorp Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as special counsel to Pacific Mercantile Bancorp, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed resale of up to 3,009,148 shares of the Company’s common stock, no par value, held by the selling stockholders named in the Registration Statement (such shares, the “Selling Stockholder Shares”). In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended and as presently in effect; (iii) the Bylaws of the Company as presently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company, relating to the issuance and registration of the resale of the Selling Stockholder Shares and related matters. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or OUR FILE NUMBER 644,555-001

Pacific Mercantile Bancorp - October 9, 2015 - Page 2 photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Selling Stockholder Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued and fully paid and nonassessable. The law covered by this opinion is limited to the present law of the current California Corporations Code. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Selling Stockholder Shares. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. Respectfully submitted, /s/ O’Melveny & Myers LLP